Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Quarterly Report of General Electric Capital Services, Inc. (the “registrant”) on Form 10-Q for the period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Jeffrey R. Immelt and Keith S. Sherin, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

August 2, 2010

/s/Jeffrey R. Immelt
Jeffrey R. Immelt Chief Executive Officer

/s/Keith S. Sherin
Keith S. Sherin Chief Financial Officer